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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statements on Amendment #1 to Form S-3 (File No. 333-17203) and Form S-8 (File No. 333-57621) of Southside Bancshares, Inc. of our report dated February 25, 2000, relating to the financial statements which appears in this Form 10-K.


/s/ PRICEWATERHOUSECOOPERS LLP


PricewaterhouseCoopers LLP
Dallas, Texas
March 13, 2000